Exhibit 10.7

DEFINITIVE ASSET PURCHASE AGREEMENT

by and between

ACACIA DIVERSIFIED HOLDINGS, INC. (ADH) (the “BUYER”) and MEDAHUB OPERATIONS GROUP, INC., and MEDAHUB, INC. (Individually, Collectively And Jointly the “MEDAHUB COMPANIES” or the “SELLER”)

July 29, 2017

(With an Effective Date of July 3, 2017)

TABLE OF CONTENTS

This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

6	Post-Closing Covenants.		15

	a.	Trademarks, Trade Names, Servicemarks.	15
	b.	Financial Statements.	16

7	Closing Covenants.		16

	a.	Buyer Covenants.	16
	b.	Seller Covenants.	16

8	Conditions Precedent to Obligation to Close.		17

	a.	Conditions to Obligation of the Buyer.	17
	b.	Conditions to Obligation of the Seller.	17

9	Remedies for Breaches of this Agreement.		18

	a.	Survival of Representations and Warranties.	18
	b.	Indemnification Provisions for Benefit of the Buyer.	18
	c.	Indemnification Provisions for Benefit of the Seller.	18
	d.	Claims; Assumption of Defense.	19
	e.	Other Indemnification Provisions.	19

10	Termination.		20

	a.	Termination of Agreement.	20
	b.	Effect of Termination.	21

11	Miscellaneous.		21

	a.	Entire Agreement.	21
	b.	Assignment.	21
	c.	Applicable Law; Venue.	21
	d.	Waiver.	22
	e.	Captions.	22
	f.	Counterparts.	22
	g.	Further Acts.	22
	h.	Third Party Beneficiaries.	22
	i.	Severability.	22
	j.	Confidentiality.	23
	k.	Notices.	23

Exhibits

Exhibit A	-	Definitions
Exhibit B	-	Form of Bill of Sale
Exhibit C	-	Form of Intangible Asset Assignment
Exhibit E	-	Form of Non-Competition Agreement
Exhibit F	-	Form of License and Permit Transfer Documents

Disclosure Schedules

Exhibit M	-	Section 2(a)	Purchased Assets
Exhibit N	-	Section 2(a)	Schedule of Contracts and Agreements
Exhibit O	-	Section 2(b)	Excluded Assets
Exhibit P	-	Section 2(d)	Listing of Seller Shareholders and shares of ADH to be issued to each
Exhibit Q	-	Section 2(f)	Buyer’s Purchase Price Allocation
Exhibit R	-	Section 2(g)	Schedule of Liabilities to be Assumed by Buyer
Exhibit S	-	Section 3(d)	Security Interests
Exhibit T	-	Section 5(c)	Schedule of Issues
Exhibit U	-	Section 6	Sale and Assignment of Invention

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2017, is entered into by and between Acacia Diversified Holdings, Inc., a Texas corporation (“ADH”); and MEDAHUB Operations Group, Inc. (“MEDAHUB Operations”) and MEDAHUB INC (“MEDAHUB, INC.), (individually, collectively and jointly the “Seller Businesses”). ADH is referred to herein as the “Buyer” or the “Company”. MEDAHUB Operations and MEDAHUB Inc. , are individually, jointly and collectively referred to herein as the “ MEDAHUB” or the “Seller”. The Buyer and the Seller are referred to collectively herein as the "Parties," and individually as a "Party."

RECITALS

WHEREAS, Seller, in pursuit of the acquisition of its assets and businesses by the Buyer, holds good and valuable title to the various assets (the “Assets”) relating to the operations of its various Businesses and Business Operations (collectively the "Seller Businesses," and individually a "Seller Business") from facilities located at and in the vicinities as follows:

1.

8370 Whispering Oaks Way, West Palm Beach, Florida 33411 (the "MEDAHUB Operations") known as “MEDAHUB Operations Group, Inc.” and sometimes utilizing the trade name “MEDAHUB,” including the business related thereto (the “MEDAHUB Operations Business”) and the business operations associated therewith (the “MEDAHUB Operations Business”);

2.

8370 Whispering Oaks Way, West Palm Beach, Florida 33411 (the MEDAHUB, Inc.") known as “MEDAHUB Inc.” and sometimes utilizing the trade name “MEDAHUB”, including the business related thereto (the “MEDAHUB, Inc. Business”) and the business operations associated therewith (the “MEDAHUN, Inc. Business Operations”);

WHEREAS, Buyer is a public holding company in the business of acquiring assets and businesses and operating them as revenue-producing subsidiaries and desires to acquire the Seller Assets and Seller Businesses.

WHEREAS, Seller wishes to sell and convey to Buyer or a wholly owned subsidiary of the Buyer, and Buyer for itself or its wholly owned subsidiary wishes to purchase and assume from Seller, the rights, title, and interests of Seller to the Purchased Companies and Assets, subject to the terms and conditions set forth herein.

WHEREAS, the Parties desire this transaction to be effective at 12:01 Eastern Time on July 3, 2017 (the “Effective Date”), such as to encompass the entire business year 2017 in the purchase and sale of the Purchased Assets.

PROVISIONS

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Definitions.

Certain terms used in this Agreement shall have the meanings set forth in Exhibit A – “Definitions”. For ease of identification only, such terms are identified by initial capitals; provided, however, the inadvertent absence of such identifying characteristic shall be ignored in the construction of this Agreement.

2.	Basic Transaction.

a.	Purchase and Sale of Assets.

Subject to the terms and conditions set forth herein, at the Closing Seller shall sell, assign, transfer, convey and deliver to the Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (each being an “Encumbrance”), all of Seller’s right, title and interest in and to all of the assets, stock certificates, CMS License, properties, and rights (including goodwill) (the “Assets”) and the businesses associated with those assets (the “Seller Businesses”), wherever located, as described below (collectively, the “Purchased Assets”):

(i)	the Name and Purchased Assets of “MEDAHUB Operations” set forth in Exhibit M as Section 2(a) of the Disclosure Schedules as of the Effective Date;

(ii)	the Name and Purchased Assets of “MEDAHUB, Inc.” set forth in Exhibit N as Section 2(a) of the Disclosure Schedules as of the Effective Date;

(iii)

all of Seller’s Permits and Licenses, Contracts and Agreements, if any, relating to the Name and Purchased Assets, to the extent transferable or assignable to the Buyer. The Form of License and Permit Transfer Documents to be assigned, if any, are listed in Exhibit F;

(iv)	all prepaid expenses and deposits of Seller relating to the Name and Purchased Assets;

(v)	all inventory, raw materials, finished goods and work-in-progress relating to the Name and Purchased Assets;

(vi)

all data, records and information relating to the Purchased Assets, including without limitation financial records and information and data relating to technical support or operations of the Seller Businesses;

(vii)

all technical information, data, customer lists, supplier lists, price lists, process technology, plans and drawings, and all other Intellectual Property (as defined below) relating to the Name and Purchased Assets, including without limitation Seller’s patents, patents pending and trade secrets relating to its Technology, any right to use the names of Sellers Business or their trademarks, trade names, or logos using the Sellers Businesses names; and

(viii)

all claims under warranties, indemnities or other claims or rights against third parties relating to the Name and Purchased Assets, and all insurance benefits and proceeds arising out of the Purchased Assets after the Closing.

b.	Excluded Assets.

The Name and Purchased Assets to be acquired by the Buyer from the Seller shall include only the Seller Assets, CMS License and Stock certificates and Seller Businesses described in Section 2(a) above and shall exclude all other assets of the Seller, including, without limitation, those listed in Exhibit O as Section 2(b) of the Disclosure Schedules (the “Excluded Assets”); any assets, books, records or data not used in the Business; any other tangible personal property not listed in Exhibit M. Notwithstanding the foregoing, the Purchased Assets shall not include:

(i) all contracts that are not included in the Purchased Assets.

c.	Method of Conveyance.

The sale, conveyance, assignment, transfer, and delivery by the Seller of the Name and Purchased Assets to the Buyer in accordance with Section 2(a) shall be effected at the Closing by the Seller's execution and delivery to the Buyer of a Bill of Sale (the "Bill of Sale") in the form of Exhibit B, and an Intangible Asset Assignment (the “Intangible Asset Assignment”) in the form of Exhibit C, and the Purchased Assets to be conveyed at Closing shall be substantially as listed in Exhibit M, F and Exhibit N (the “Purchased Assets”) in accordance with Section 2(a) hereof as of the Effective Date of this Agreement, less normal wear and tear and depreciation through Closing. The assignment of the Licenses, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, shall be accomplished by the execution at or following Closing of any reasonable necessary consent or assignment documents. The assignment of Seller's interest in the Trade Names and domain names, if any, owned by Seller; the Seller has not filed any fictitious names and has not filed for protection any names pursuant to any State or Federal statutes.

d. Purchase Price (the “Purchase Price” or the “Consideration”).

In exchange for the Company Names and Purchased Assets, Seller and CEO of Buyer agree to at Closing:

(i) issue to the holders of MEDAHUB Operations Group, Inc. Common shares, three hundred thousand (300,000) of Buyer’s Restricted Common stock of ADH for distribution as set forth below (the “Primary New Equity Consideration”) and in Exhibit P as the “Listing of MEDAHUB Operations, the Number of New Shares of Acacia Diversified Holdings, Inc. to be Issued to Each”; and

(ii) issue to the holders of MEDAHUB, Inc. Common shares, three hundred thousand (300,000) of Buyer’s Restricted Common stock of ADH for distribution as set forth below (the “Primary New Equity Consideration”) and in Exhibit P as the “Listing of MEDAHUB, Inc. the Number of New Shares of Acacia Diversified Holdings, Inc. to be Issued to Each”; and

The issuances in accordance with Sections 2(d)(i) and 2(d)(ii) will be equal to an aggregate of Six Hundred Thousand (600,000) new restricted ADH Common shares issued or made available to Michael McLaughlin (“Mr. McLaughlin”) or his designees outlined in Exhibit P.

All newly issued Acacia common shares shall bear restrictive legends except in the event Buyer shall be granted appropriate authority to issue free-trading shares in their stead. In the event ADH shall otherwise become successful in filing a subsequent registration statement of its shares, it shall endeavor to include the shares issued to Seller in an effort to remove any restrictions upon those shares, although there can be no assurance ADH will be successful in doing so.

e.	The Closing.

Subject to Section 10, the closing of the transactions provided for in this Agreement (the "Closing") shall occur on or before July 29, 2017, or such earlier date as may be agreed to by the Parties and shall take place at such location as is agreed upon by the Parties, and shall have an effective date (the “Effective Date”) of 12:01 AM eastern standard time July 3, 2017. The final Closing date shall be agreed upon by the Parties and set forth in the Bill of Sale and the Intangible Asset Assignment, the forms of which are attached hereto as Exhibit B and Exhibit C, respectively, and shall be deemed effective for all purposes as of the Effective Date.

f.	Allocation.

The Parties agree that Buyer shall determine the allocation of the Purchase Price (and all other capitalizable costs) among the Purchased Assets, the Trade Name and the License for all purposes (including financial accounting and tax purposes) as it deems proper and in accordance with the “Buyer’s Purchase Price Allocation Schedule” attached hereto on Exhibit Q as Section 2(f) of the Disclosure Schedules.

g.	Bulk Sales Laws; Liabilities of Seller.

The parties hereby waive Seller’s compliance with the provisions of any applicable bulk sales laws. Seller shall hold a sufficient amount in trust to pay all its creditors as and when their claims come due, and hold and save Buyer harmless against any loss, damage or expense, including reasonable attorneys’ fees and court costs, incurred by Buyer as a result of or attributable to the parties’ failure to comply with such provisions.

Seller has paid or will pay or fully provide for all federal and state income and other taxes which relate to the conduct of its business through the date of Closing. There is no pending tax claim or dispute on taxes which might result in a lien against Seller’s Assets.

All of Seller’s liabilities or obligations which are either not expressly disclosed or not expressly assumed by Buyer herein or as set forth in Exhibit R as Section 2(g) of the Disclosure Schedules (the “Schedule of Liabilities to be Assumed by Buyer”) shall remain the Seller’s responsibility.

h.     Assumed Liabilities; Excluded Liabilities.

(i) As part of the consideration for the Trade Name and Purchased Assets, subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge only the liabilities and obligations arising after the Closing under the Assigned Contracts, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (the “Assumed Liabilities”) as set forth in Exhibit R as Schedule 2(g) of the Disclosure Schedules.

(ii) Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller or the Seller Businesses of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created. Seller shall, and shall cause each of its Companies to, pay and satisfy in due course all liabilities and obligations which they are obligated to pay and satisfy. All liabilities and obligations of the Seller other than the Assumed Liabilities are sometimes referred to as the “Excluded Liabilities.”

i.	Seller’s Continuing Access to Data.

Buyer shall provide to Seller at all times following the Closing and for four full calendar years thereafter complete and unhindered access to Seller’s data and related information, being all data of the Seller Businesses and the Business Operations from the inception up to and including the date of the last transactions of Seller in the winding down of Seller’s Businesses and Business Operations and information associated therewith. Buyer shall provide continuing and unfettered physical and electronic on-site access to the data and information located within Seller’s programs at all times and Buyer shall additionally provide unfettered and unlimited electronic access to Seller’s data and information via virtual private networking (“VPN”) or through such other media as Seller may elect to utilize for that purpose. Seller shall provide Buyer with one login and one associated password granting full access to all aspects of the programs, information, and data associated and included therewith.

3.	Representations and Warranties of the Seller.

The Seller represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedules delivered by the Seller to the Buyer on the date hereof and as may be updated as of the

Closing (the "Disclosure Schedules"). The Seller will give prompt written notice to the Buyer of any development causing a breach of any of the representations and warranties in Section 3.

Seller acknowledges the notices, disclaimers, and disclosures set forth by Seller in Section 4(d) of this Agreement.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Seller, enforceable in accordance with its terms.

a.	Organization, Qualification and Corporate Power.

The Seller Businesses are corporations duly organized, validly existing, and in full force and effect under the laws of the State of Florida. The Seller has full entity power and authority necessary to own the Purchased Assets. The Seller is not in default under or in violation of any provision of its Articles of Incorporation or Articles of Organization, as amended.

b.	Authorization of Transaction.

The Seller has full power and authority (including full entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder upon approval of a majority of its Shareholders by a Written Consent and Notice to Shareholders after the Joint Written Consent reviewed by Buyer or other action of shareholders in compliance with Seller’s Articles of Incorporation and/or Articles or Organization. Without limiting the generality of the foregoing, the Board of Directors of the Seller Businesses by Joint Written Consent has duly authorized the execution, delivery, and performance of this Agreement by the Seller in with shareholder approval. Based on the Joint Written Consent and Notice to Shareholders after the Joint Written Consent reviewed by the Buyer this Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions.

c. Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, upon appropriate shareholder approval, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Incorporation or Articles of Organization, as amended.

d. Title to Assets; Condition.

The Seller has good and transferable title to and unrestricted possession of, the Purchased Assets, free and clear of all Security Interests, except for the Security Interests listed in Exhibit S (“Security Interests”) of Section 3(d) of the Disclosure Schedule, which Security Interests shall be released at Closing. Except as expressly set forth in Section 3(e) this agreement or otherwise, the company name and assets are being transferred to the buyer "as-is" in their entirety. Seller makes no other warranties, express or implied, including, but not limited to, the warranty of merchantability, fitness for a particular purpose or that the assets sold hereunder do not infringe upon any intellectual property rights held by third parties. Seller further makes no representations or warranties as to the condition or suitability for any particular purpose of the leased premises, including any appurtenances thereto for use of Buyer.

e.	Seller’s Notices, Disclaimers, Disclosures

Seller disclaims any warranty, either implied or expressed, in the assets transferred hereby except as to the condition thereof at time of sale. Seller has identified to Buyer in this agreement any known defects or deficiencies in the Purchased Assets to be conveyed hereby.

4.	Representations and Warranties of the Buyer.

Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing (as though the Closing were substituted for the date of this Agreement throughout this Section 4).

Buyer has formed its own opinion as to the value of Seller’s Assets being purchased hereunder. The Parties agree that Seller’s warranties include only the express written warranties that are contained in this Agreement.

Buyer acknowledges the notices, disclaimers, and disclosures set forth by Seller in Section 3(d) and 3(e) of this Agreement.

This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Buyer, enforceable in accordance with its terms.

a.	Organization of the Buyer.

The Buyer consists of a corporation that is duly organized and validly existing and in good standing under the laws of the State of Texas, and one or more subsidiary corporations organized in the State of Florida to take possession of and title to the Purchased Assets to be conveyed and transferred from Seller hereby.

b.	Authorization of Transaction. Authority to Act.

The Buyer represents and warrants that it has full power and authority (including full organizational power and authority if applicable) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Buyer, enforceable in accordance with its terms and conditions. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

c.	Non-contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation, as amended. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this

Agreement except as may be required by the United States Securities and Exchange Commission and the Texas Business Organizations Code.

d.	Buyer’s and Seller’s Notices, Disclaimers, Disclosures

NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY

THIS AGREEMENT AND ANY RELATED BUSINESS PLAN, PROPOSAL, EXECUTIVE SUMMARY OR OTHER RELATED INFORMATION IS NOT A PART OF ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM AND DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. ANY OFFER IS MADE ONLY BY THE PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM. ANY INFORMATION OR STATEMENTS RELATED TO CONSIDERATION TO ENTER INTO THIS OR ANY OTHER AGREEMENT WITH BUYER IS PROVIDED FOR CONVENIENCE AND REFERENCE ONLY. SHOULD ANY CONFLICT ARISE WITH THE INFORMATION CONTAINED IN THIS AGREEMENT OR OTHER RELATED INFORMATION AND THE INFORMATION CONTAINED IN ANY PROSPECTUS OR PRIVATE PLACEMENT MEMORANDUM OF THE BUYER’S COMPANY, THE OFFEREE MUST RELY SOLELY UPON THE STATEMENTS AND FACTS CONTAINED IN THE PROSPECTUS OR MEMORANDUM IN MAKING ANY DECISIONS.

SAFE HARBOR STATEMENT

Certain statements included in these materials and/or other reference materials related to the information upon which Seller or its agents may have relied in making a decision to enter into this Agreement and related agreements, including but not limited to any references or statements incorporated therein by reference, includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including information and statements regarding anticipated financial results, potential success of anticipated acquisitions, business combinations or operations, product marketing and potential market opportunities are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. This Agreement, including any business proposals and any related presentations may include certain past and future performance results and projections based upon actual but unaudited financial information. Reliance upon this past performance information provides no assurance that future performance will not differ materially from the historical results or operating projections shown. The statements are based on assumptions about important factors, including general business conditions; market trends; competition; weather; trends in product sales and sales of other diverse offerings; business development activities, including acquisitions; economic conditions, including exchange rate and interest rate fluctuations; federal, state, and local laws; litigation developments and other risk factors. Many of these risk factors are outside of the Buyer’s control, and as such, they involve risks which are not currently known to the Buyer that could cause actual results to differ materially from forecasted results. The forward-looking statements in any documents provided to Seller and those attached to, associated with, or related thereto are made as of the date of publication hereof, and the Company does not undertake to update its forward-looking statements.

NO LEGAL OR FINANCIAL ADVICE BEING GIVEN

Acacia Diversified Holdings, Inc. and/or its officers or directors (the "Buyer") has effected certain legal and financial research at its own expense in an attempt to facilitate certain understandings that are or appear to be relevant to any transaction proposed or effectuated hereby. The understandings gained by Buyer as a result of these investigations, including certain understandings and information provided by Seller, may be reflected in portions of this Agreement and/or any information provided to Seller, including but not limited to any proposals relative to this Agreement (the “Information”), but are not intended to be relied upon by Seller as accurate or to take the place of proper due diligence and legal, financial, and other professional advice ("Advice"). The Seller in this transaction is and has been advised to seek its own Advice and to satisfy itself as to any considerations contained in this Agreement or the related Information, including but not limited to the status of any of the Buyer’s tax loss carryforward.

Buyer takes no responsibility for legal, accounting, or other advice upon which the Seller may rely to determine the suitability of this transaction for its own purposes, and Seller agrees to hold Buyer harmless in all regards.

5.	Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

a.	General.

Each of the Parties will use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8).

b.	Due Diligence.

Prior to Closing and execution of this Agreement, the Seller has allowed the Buyer access to the Premises and the facilities located thereon in order that the Buyer may have a full opportunity to conduct a reasonable investigation of such Premises and facilities and the business operating records relevant to this transaction (the “Access”) during the due diligence process (the "Due Diligence Process"). Buyer hereby acknowledges that it has enjoyed full Access for the purposes of the Due Diligence Process at all reasonable times since the execution of the Revised Letter of Intent by the Parties on April 22, 2017. Buyer has conducted such Due Diligence Process Buyer felt necessary.

Similarly, prior to Closing and execution of this Agreement, the Buyer has allowed the Seller Access to the Premises and the facilities located thereon in order that the Seller may have a full opportunity to conduct a reasonable investigation of such Premises and facilities and the business operating records relevant to this transaction during the Due Diligence Process. Seller hereby acknowledges that it has enjoyed full Access for the purposes of the Due Diligence Process at all reasonable times since the execution of the Letter of Intent by the Parties on April 22, 2017. Seller has conducted such Due Diligence process Seller felt necessary.

c.	Employees.

Seller shall be responsible for all severance obligations (including obligations to provide health or retirement benefits), if any, related to the Seller’s employees that arise (i) as a result of Seller's actions on or before the Effective Date or (ii) as a result of the termination of employment in connection with Closing.

Seller has no pension, profit sharing, annuity, savings, 401(k), matching funds programs, or similar or related retirement plan for any of its employees.

Seller does not have any obligation under any collective bargaining agreement or any other contract with a labor union and is not a party to any executive or employees’ compensation plan or agreement or compensatory plan or agreement with any independent contractors, or its employees or agents, including, without limitation, any pension, retirement, profit sharing, stock purchase, stock option, bonus, or savings plan.

To the best of Seller’s knowledge, and except as expressly set forth on Exhibit T (the “Schedule of Issues”) annexed hereto, no strike, picketing, or similar action is pending or threatened against Seller by its employees or any labor union. Seller further represents that to the best of its knowledge and belief, it is not engaged in any unfair labor practices in connection with the operation of the business. Seller will not be responsible for any violations arising or determined subsequent to Closing which have been caused by any act of, or failure to act by Buyer. Seller represents that, to its knowledge and belief, it has not had any solicitation by any labor organization within the preceding three years.

All of Seller’s employment-related liabilities accrued as of the date of Closing, including Seller’s accrued obligations for vacation, personal time off, sick pay, retirement benefits, employer portion of taxes, and all other benefits or obligations unsatisfied as of the date of Closing and due to or on behalf of any employee of Seller, whether or not continuing forward as an employee of Buyer, shall be the sole responsibility of Seller, and Buyer assumes no responsibility therefor. Seller shall pay or allow as a credit to Buyer any such benefits accrued to its employees at Closing.

d.	Buyer’s Employment Agreement With Executive.

Seller acknowledges that the CEO of Buyer, Richard K. Pertile (“Mr. Pertile”), has heretofore been retained under an Employment Agreement dated February 20th, 2017 and is currently retained under an Employment Agreement dated February 20, 2017, those events will be reported in their entirety by the Company on upcoming Reporting. On May 15th, 2016 the board of directors and the shareholders of the Company authorized and approved the current Employment Agreement by and between the Company and Mr. Pertile until December 31, 2019. That extended Employment Agreement contains certain provisions that may be triggered by actions contemplated in this Agreement, and which could have a negative economic impact on the Company.

e.	Leases.

At Closing, Seller if allowed shall further assign any interest it holds in any equipment and/or operating leases, contracts, and/or agreements pertaining to its Business in Exhibit N (“Schedule of Contracts and Agreements”) insofar as Buyer shall accept the assignments thereof.

f.	Non-Competition Agreement.

The Buyer and the Seller will enter into a non-competition agreement (the "Non-Competition Agreement") in the form attached hereto as Exhibit E, which will prohibit the Seller and Buyer and any of their employees, officers, directors, agents, or contractors from, directly or indirectly, engaging in the Business within 500 miles of: Tampa, Florida; for a period of three (3) years commencing from the Closing. In the event Buyer or Seller shall employ or otherwise contract Seller, Buyer or any of Seller’s or Buyer’s agents or assigns to perform services in Buyer’s business operations, Buyer shall thereupon release them as to such employment from the obligations of any Non-Competition Agreement during the period of any such employment or contract to perform services, insofar as and such that Seller, Buyer or Seller’s or Buyer’s agents or assigns may perform tasks only for Buyer without violating the terms of the Non-Competition Agreement.

g. Impositions

All taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed, charged or imposed upon Seller for periods that extend from prior to Closing until after the Closing shall be paid by Seller.

h.	Resignation and Appointment of Officers and Directors

Prior to Closing, the Board of Directors of Buyer shall approve by resolution all the terms and conditions of this Agreement and may recommend the ratification thereof to the shareholders of the Company. Effective with the Closing, the remaining directors of ADH, being Mr. Richard Pertile, Neil Gholson, Gary Roberts, Jr. and Danny R. Gibbs, may appoint Michael McLaughlin and Michael McLaughlin may accept a position as a Director of the Company and Chair of a few committees of the Board of Directors. All Directors shall serve until the election and qualification of their successors. Until the expiration and fulfillment of the terms all nominees for directorships of the Company other than Mr. Pertile shall be nominated to serve for terms no less than one year.

6.	Post-Closing Covenants.

a.	Trademarks, Trade Names, Service Marks.

At Closing, Seller shall grant to Buyer the use of all its Trademarks, Trade Names, Service Marks, if any, and variations thereof. Within thirty (30) days following the Closing, the Seller shall change the names of its various entities making such other change or designation thereto so as not to utilize the current Trade Names or any confusingly similar names. Any such change of name(s) of Seller shall not preclude or abridge Seller’s right to continue to wind up the affairs of its business in the most efficient and commercially reasonable manner, nor shall it preclude Buyer from using in its newly-structured business operations, in any manner as it shall deem appropriate, those same assigned names of Seller. In this regard, Seller shall provide to Buyer any affidavits, waivers, or other documentation required for the assignment of any such trade names to Buyer for its own use. Buyer shall make a best-efforts basis to assist Seller in the prompt and efficient collection of all Seller’s outstanding receivables related to the Seller Businesses, and shall regularly and promptly deposit to Buyer’s bank accounts all funds that have been collected for Seller’s accounts. The collected receivables, as Assets, shall inure to the benefit of Buyer under the various terms contained in this Agreement. Financial Statements.

b.	Financial Statements

Seller shall provide at Closing or within 45 days thereafter the corporate tax returns for 2015, 2016 and the stub period of January 1, 2017 to the closing date (July 3, 2017) reflecting its financial operations for all fiscal years ended since its formation. Seller shall ascertain that there have been no material changes in its financial condition since issuance of the tax return information. Pending receipt of the tax return information, Seller shall remain available to Buyer at all times to provide any and all relevant information at sellers expense, in the form presently existing, , requested by Buyer in support of the financial information relative to this transaction, including but not limited to additional financial information required of Seller by the United States Securities and Exchange Commission (the “SEC”).

7.	Closing Covenants.

a. Buyer Covenants.

At Closing, the Buyer shall be required to take the following actions:

(i)	deliver the Purchase Price as specified in Section 2(d) hereto

(ii)	accept the Bill of Sale;

(iii)	accept the Intangible Asset Assignment;

(iv)	accept the assignment of the Seller's interest in the Trademarks, Trade Names and patents, to the extent not accomplished by the Bill of Sale;

(v)	accept the assignment of the Seller's interest in the Licenses, to the extent assignable and to the extent not accomplished by the Bill of Sale; and,

(vi)	accept the assignment of all leases and contracts as set forth in Exhibit N.

b.	Seller Covenants.

At Closing, the Seller shall be required to take the following actions:

(i)	accept the delivery of the Purchase Price as specified in Section 2(d) hereof;

(ii)	execute and deliver the Bill of Sale;

(iii)	execute and deliver the Intangible Asset Assignment;

(iv)	execute and deliver the Non-Competition Agreement;

(vii)

execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Trademarks and Trade Names to the extent not accomplished by the execution and delivery of the Bill of Sale; and

(viii)

execute and deliver any reasonable necessary consent or assignment documents related to the Seller's interest in the Permits and Licenses, to the extent assignable and to the extent not accomplished by the execution and delivery of the Bill of Sale, the forms of which are listed in Exhibit F (the “Forms of License and Permit Transfer Documents”).

(ix)	execute and deliver any reasonable necessary consent or assignment documents related to assignment of leases and contracts listed in Exhibit N.

8.	Conditions Precedent to Obligation to Close.

a.	Conditions to Obligation of the Buyer.

The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Seller set forth in Section 3 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Seller's covenants set forth in Section 8(b) shall have been performed; and

(iii)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (a) prevent consummation of any of the transactions contemplated by this Agreement; (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (c) materially and adversely affect the right of the Buyer to own the Purchased Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Seller may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

b.	Conditions to Obligation of the Seller.

The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)	the representations and warranties of Buyer set forth in Section 4 shall be true and correct in all material respects at and as of the Closing;

(ii)	the Buyer's covenants set forth in Section 8(a) shall have been performed;

(iii)

no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (a) prevent consummation of any of the transactions contemplated by this Agreement; or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and (c) materially and adversely affect the right of the Seller to sell, transfer, and convey the Purchased Assets (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

The Buyer may waive any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing.

9.	Remedies for Breaches of this Agreement.

a.	Survival of Representations and Warranties.

All of the representations and warranties of the Parties contained in this Agreement, and the rights to indemnity for any breach thereof, shall survive the Closing and continue in full force and effect for a period of one (1) year following Closing.

b.	Indemnification Provisions for Benefit of the Buyer.

The Seller shall indemnify and defend the Buyer and its officers, directors, shareholders, members, employees, agents and Affiliates (collectively, the "Buyer Indemnified Parties") against, and hold the Buyer Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from:

(i) any breach of any representation or warranty of the Seller in this Agreement;

(ii) any breach of any covenant or obligation of the Seller in this Agreement; and

(iii) any third party claims asserted against the Buyer Indemnified Parties arising out of the ownership of the Assets or the operation of the Business by the Seller prior to the Effective Date. Any claim for indemnification against the Seller shall be brought within one (1) year following the Closing.

c.	Indemnification Provisions for Benefit of the Seller.

The Buyer shall indemnify and defend the Seller and its officers, managers, shareholders, members, employees, agents and Affiliates (collectively, the "Seller Indemnified Parties") against, and hold the Seller Indemnified Parties harmless from, any and all Adverse Consequences incurred or suffered by any of them resulting from:

(i) any breach of any representation or warranty made by the Buyer in this Agreement;

(ii) any breach of any covenant or obligation of the Buyer in this Agreement; and

(iii) any third party claims asserted against the Seller Indemnified Parties arising out of the ownership of the Assets or the operation of the Business Operations by the Buyer following the Closing. Any claim for indemnification against the Seller shall be brought within one (1) year following the Closing.

d.	Claims; Assumption of Defense.

As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including a claim or suit by a third party), the Indemnified Party shall promptly give written notice to the Indemnifying Party of such claim, which notice shall specify in reasonable detail the facts relating to the claim. The Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof, including selecting counsel for the matter; provided, however, that counsel selected by the Indemnifying Party is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. Counsel selected by the Indemnifying Party shall have the lead role in any subsequent litigation. Whether or not the Indemnifying Party chooses to assume the defense of any such claim, suit, action or proceeding, all of the Parties hereto shall cooperate in the defense or prosecution thereof.

e.	Other Indemnification Provisions.

The foregoing indemnification provisions are in addition to any other remedies provided by law for a breach of any representation, warranty, or covenant contained in this Agreement or otherwise relating to the transactions contemplated by this Agreement.

10.	Termination.

a.	Termination of Agreement.

Certain of the Parties may terminate this Agreement as provided below:

(i)	the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)	the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing:

(a) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or

(b) if the Closing shall not have occurred on or before July 29, 2017 (unless otherwise extended by mutual written consent of the Parties hereto), by reason of the failure of any condition precedent under Section 8(a) (unless the failure results primarily from the Buyer itself breaching any of its representations, warranties, or covenants contained in this Agreement or the Buyer has waived any condition specified in a writing so stating at or prior to Closing);

(iii)	the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing:

(a) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or

(b) if the Closing shall not have occurred on or before July 29, 2017 (unless otherwise extended by mutual written consent of the Parties hereto), by reason of the failure of any condition precedent under Section 8(b) (unless the failure results primarily from the Seller breaching any of its representations, warranties, or covenants contained in this Agreement, or the Seller has waived any condition specified in a writing so stating at or prior to Closing);

(iv)	the Buyer may terminate this Agreement if the Seller or any Affiliate shall

(a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,

(b) be unable, or admit in writing its inability, to pay its debts generally as they mature,

(c) make a general assignment for the benefit of its creditors or any one of them,

(d) be dissolved or liquidated,

(e) become insolvent (as such term may be defined or interpreted under any applicable statute),

(f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or

(g) take any action for the purpose of effecting any of the foregoing; and

(v)	the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: if the Buyer or any Affiliate shall

(a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property,

(b) be unable, or admit in writing its inability, to pay its debts generally as they mature,

(c) make a general assignment for the benefit of its creditors or any one of them,

(d) be dissolved or liquidated,

(e) become insolvent (as such term may be defined or interpreted under any applicable statute),

(f) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or

(g) take any action for the purpose of effecting any of the foregoing.

b.	Effect of Termination.

If any Party terminates this Agreement pursuant to Section 10(a), all rights and obligations of the Parties shall terminate without any Liability of any Party to any other Party, except for any Liability of any Party then in breach.

11.	Miscellaneous.

a.	Entire Agreement.

This Agreement, together with the attached Exhibits and the Disclosure Schedules, constitute the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, discussions, undertakings, and agreements between the Parties. This Agreement may be amended or modified only by a writing executed by the Parties. With the same formalities as this Agreement was signed.

b.	Assignment.

This Agreement and any of its rights, interests, and obligations hereunder may not be assigned or transferred in whole or in part by any Party. Any purported assignment without the express written consent of the other Party is void.

c.	Applicable Law; Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as to all matters, including, but not limited to, matters of validity, construction, effect, and performance. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the following order:

(i) in the courts of Pinellas County, Florida; or,

(ii) if it has or can acquire jurisdiction, in the United States District Court for the Southwest District of Florida in Clearwater, Florida; or,

(iii) if the United States District Court in Tampa is not available, then in the United States District Court for District of Florida in Tampa, Florida or such other venue as the Parties may agree to in writing.

Each of the parties irrevocably submits to the exclusive jurisdiction of each such court in the order given in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary, and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this Section 10(c) may be served on any party anywhere in the world.

d.	Waiver.

Any waiver under this Agreement must be in writing. Any waiver of a particular default shall constitute a waiver of such default only and not of any other default by the non-waiving Party. Any waiver of a specific right or remedy under this Agreement shall constitute a waiver of such right or remedy only and not of any other right or remedy of the waiving Party.

e.	Captions.

The subject headings of the various sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

f.	Counterparts.

This Agreement may be executed in one or more counterparts, including by facsimile or email transmission of pdf documents with request for assurance of receipt in a manner typical with respect to communications of that type, all of which shall be considered one and the same agreement, binding on all Parties, notwithstanding that all Parties are not signatories to the same counterpart.

g.	Further Acts.

Consistent with the terms and conditions hereof, each Party shall execute and deliver all instruments, certificates, and other documents and shall perform all other acts which any other Party may reasonably request in order to carry out this Agreement and the transactions contemplated hereby.

h.	Third Party Beneficiaries.

Nothing herein expressed or implied is intended or shall be construed to confer upon or give any Person other than the Parties, and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

i.	Severability.

The Parties agree that if any part, term, or provision of this Agreement shall be found illegal and unenforceable by any court of law, the remaining provisions shall be severable, valid, and enforceable in accordance with their terms so long as the legal and economic terms of this Agreement remain the same. The Parties in good faith shall attempt to replace any term found illegal and unenforceable and if they cannot, a court of competent jurisdiction shall provide a substitute term for the term found to be illegal or unenforceable.

j.	Confidentiality.

Except as otherwise required by law including, without exception, Federal Securities laws, the Parties agree to keep the existence and content of this Agreement and the transactions contemplated herein confidential.

k.	Notices.

Notice from one Party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address or facsimile number set forth below by any of the following means:

(i) hand delivery,

(ii) registered or certified mail, postage prepaid, with return receipt requested,

(iii) Fed Ex or like overnight courier service, or

(iv) facsimile, or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type.

Notice made in accordance with this Section shall be deemed delivered on receipt if delivered by hand or wire transmission, upon receipt of return receipt if mailed by registered or certified mail, or the next business day after deposit with an overnight courier service if delivered for next day delivery. The Parties agree that electronic mail shall not constitute a permitted form of notice under this Section.

(i)	If to the Seller, addressed to:

MEDAHUB, Inc. and MEDAHUB Operations Group, Inc.

ATTN: Michael McLaughlin, President / Owner

8370 Whispering Oaks Way STE 1

West Palm Beach, FL. 33411

(ii)	If to the Buyer, addressed to:

Acacia Diversified Holdings, Inc.

Attn: Richard K. Pertile, CEO

13575 58th Street North #138

Clearwater, FL. 33760

With a copy to:

Howard P. Ross, Esq., B.C.S.

Battaglia, Ross, Dicus & McQuaid, P.A.

5858 Central Avenue

St Petersburg, FL 33707

Any Party may, from time to time, by written notice to the other Party, designate a different address, which shall be substituted for the one specified above for such Party.

[Signature pages follows]

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement on the date first above written.

SELLER:	WITNESS AS TO MEDAHUB, INC.

MEDAHUB, INC. (“Michael McLaughlin”) A Florida corporation	/s/ Rya C. Tewis
Signature
By: /s/ Michael McLaughlin
Michael McLaughlin	Rya C. Tewis
Printed Name

Its: President and Owner	Tallahassee, FL 32303
City, State, Zip

SELLER:	WITNESS AS TO MEDAHUB O.G. Inc:

MEDAHUB Operations Group,. Inc. (“Michael McLaughlin”)
/s/ Rya C. Tewis
Signature
By: /s/ Michael McLaughlin
Michael McLaughlin	Rya C. Tewis
Printed Name

Its: President / Owner	Tallahassee, FL 32303
City, State, Zip

EXHIBIT A

DEFINITIONS

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, Security Interests, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

"Affiliate" means, with respect to any Person, any other Person controlling, controlled by, or under common control with the first Person, or, with regard to a Person who is an individual, a member of such Person's family, whether by blood or marriage. As used in this definition, the term "control" means (a) with respect to any corporation or other entity having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote more than 50% of shares or the equivalent having the power to vote in the election of such directors, managers, or Persons performing similar functions, and (b) with respect to any other entity, the ability to direct its business and affairs.

"Agreement" has the meaning set forth in the preface to the Agreement.

“Access” has the meaning set forth in Section 5(b) of the Agreement.

"Assets" has the meaning set forth in the Recitals of the Agreement and in Section 2(a) and Exhibit M and M1 of the Agreement.

"Bill of Sale" has the meaning set forth in Section 2(c) and Exhibit B of the Agreement.

"Business" has the meaning set forth in the Recitals of the Agreement.

“Business Operations” has the meaning set forth in the Recitals of the Agreement

"Buyer" has the meaning set forth in the preface of the Agreement.

"Buyer Indemnified Parties" has the meaning set forth in Section 9(b) of the Agreement.

"Closing" has the meaning set forth in Section 2(e) of the Agreement.

"Data" has the meaning set forth in Section 2(a)(iii) of the Agreement.

"Disclosure Schedule" has the meaning set forth in Section 3 and Section 4 of the Agreement.

"Due Diligence Process" has the meaning set forth in Section 5(b) of the Agreement.

"Effective Date" has the meaning set forth in the preface of the Agreement and as of the date specified in the Bill of Sale and the Intangible Asset Assignment.

“Excluded Assets” has the meaning set forth in Section 2(b) of the Agreement and in Exhibit O of the Agreement.

"Indemnified Party" means the Person entitled to, or claiming a right to, indemnification under Section 9 of the Agreement.

"Indemnifying Party" means the Person claimed by the Indemnified Person to be obligated to provide indemnification under Section 9 of the Agreement.

"Intangible Asset Assignment" has the meaning set forth in Exhibit C of the Agreement.

"Lease" has the meanings set forth in Section 5(d) of the Agreement.

"Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"License" has the meaning set forth in Section 2(a)(iv) of the Agreement.

"Loan Documents" has the meaning set forth in Section 2(d)(ii) of the Agreement

"MEDAHUB, Inc.", and MEDAHUB Operations Group, Inc.”, have the meanings set forth in the Recitals of the Agreement.

"Non-Competition Agreement" has the meaning set forth in Section 5(e) of the Agreement.

"Party" and "Parties" have the meanings set forth in the preface of the Agreement.

"Person" means an individual, a proprietorship, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business enterprise or any governmental entity (or any department, agency or political subdivision thereof).

"Premises" has the meaning set forth in the Recitals of the Agreement.

"Purchased Assets" has the meaning set forth in the Recitals of the Agreement and in Section Exhibit M as Section 2(a) of the Disclosure Schedules of the Agreement

"Purchase Price" has the meaning set forth in Section 2(d) of the Agreement.

"Security Interests" means any mortgage, pledge, lien, encumbrance, charge, hypothecation, claim, restriction on use, or other security interest of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of any agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

"Seller" has the meaning set forth in the preface of the Agreement.

"Seller Business" and "Seller Businesses" has the meaning set forth in the Recitals of the Agreement.

"Seller Indemnified Parties" has the meaning set forth in Section 9(c) of the Agreement.

“Trademark” and "Trade Name" has the meaning set forth in Section 2(a)(vii) of the Agreement.

EXHIBIT B

FORM OF AS-IS BILL OF SALE

The MEDAHUB OPERATIONS GROUP, INC. (the "Seller"), does hereby sell, transfer, assign and convey AS-IS unto Acacia Diversified Holdings, Inc. and any of its subsidiaries (the "Buyer"), the Purchased Assets, Seller's interest in the Trademarks, Company Name, Trade Names, if any, and, to the extent assignable, the License, each as defined in a certain Asset Purchase Agreement entered into by and between the Buyer and the Seller dated July 29, 2017 with an effective date of July 3, 2017 (the “Effective Date”) (the "Agreement"), in consideration of payment by the Buyer of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which the Seller does hereby acknowledge.

The terms of the Agreement, including, but not limited to, the Seller's representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets, are incorporated herein by this reference.

The Seller hereby covenants that the Seller will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances reasonably requested by the Buyer, from time to time, for better conveying and confirming unto the Buyer the entire right, title and interest of the Seller in the Purchased Assets, the License and Seller's interest in the Company Name, and Trade Name hereby sold, transferred, assigned and conveyed to the Buyer.

It is understood that the Seller, contemporaneously with the execution and delivery of this Bill of Sale, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale this 29th day of July, 2017, with the Effective Date of the 3rd day of July, 2017.

SELLER:

MEDAHUB, INC.

A group of Florida corporations

By:  /s/ Michael McLaughlin

       Michael McLaughlin

       Its: President, CEO, and owner

B-1

EXHIBIT C

FORM OF INTANGIBLE ASSET ASSIGNMENT

THIS INTANGIBLE ASSET ASSIGNMENT AGREEMENT (the “Assignment”) is made and entered into as of the 29th day of July, 2017 with an effective date of July 3, 2017 (the “Effective Date”) by and between MEDAHUB, a consortium of entities located in the State of Florida (“Assignor”) and Acacia Diversified Holdings, Inc., a Texas corporation (“Assignee”). This Assignment is made pursuant to the Asset Purchase Agreement (the “Agreement”) dated as of the date hereof by and between Assignor, Assignee, and certain other parties. Any capitalized term used but not defined in this Assignment shall have the meaning, if any, set forth in the Agreement.

WHEREAS, prior to the Effective Date hereof, Assignor was the sole owner, either in its own name or as the sole owner of its wholly-owned Corporations of the entire right, title and interest in and to all intangible assets designated as owned by Assignor on Schedule 1.01 of the Disclosure Schedules to the Agreement and any other intangible assets (including, without limitation, Intellectual Property) owned by Assignor which are part of the Purchased Assets under the Agreement (the “Intangible Assets”), and Assignor has agreed to transfer all of its right, title, and interest in and to the Intangible Assets to Assignee pursuant to the Agreement.

NOW, THEREFORE, as per the terms of the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby transfers and assigns to Assignee its entire worldwide right, title and interest in and to the Intangible Assets, including all registrations and applications therefore, as well as all renewals and extensions of registrations that are or may be secured by Assignee, its successors, assigns or other legal representatives, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives.

Assignor agrees to take all other appropriate actions and execute any additional future documents required to implement and effectuate the assignment and transfer of the Intangible Assets to Assignee, including the rights to administer the web site associated with any domain names included in the Intangible Assets (the “Domain Names”). Assignor agrees to cooperate with Assignee and follow Assignee’s instructions in order to transfer the Domain Names and the related administration rights to Assignee in a timely manner. Assignor will promptly prepare and transmit the necessary documentation and/or correspond with the appropriate domain name registration authority, Internet service provider and/or governmental entities to authorize transfer of the Domain Names. Assignor further agrees to cooperate as necessary with Assignee to finalize transfer of the Domain Names.

This Assignment shall inure to the benefit of, and be binding upon the parties, their successors and assigns.

This Assignment may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. The parties may deliver an executed copy of this Assignment or any other document contemplated by this Assignment by facsimile or other electronic transmission to the other parties, and such delivery will have the same force and effect as the delivery of an original signed copy of this Assignment or such other document.

[Signature page follows]

C-1

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

Assignor:	Assignee:

The MEDAHUB Companies, et al	Acacia Diversified Holdings, Inc.

By: /s/ Michael McLaughlin	By: /s/ Richard K. Pertile
Name: Michael McLaughlin	Name: Richard K. Pertile
Title: President / CEO / Owner	Title: Chief Executive Officer

C-2

EXHIBIT E

FORM OF NON-COMPETITION AGREEMENT

[see attached on following page]

Non-Competition Agreement

This Non-Competition And Restrictive Covenant Agreement (this “Agreement”), is made and entered into as of July 29, 2017, with an effective date (the “Effective Date”) of July 3, 2017 between Acacia Diversified Holdings, Inc., a Texas corporation (together with its subsidiaries and affiliates, “Acacia” or the “Company”), and Michael McLaughlin, a Florida resident (“McLaughlin”).

WHEREAS, the execution and delivery of this Agreement by the Company and McLaughlin is a condition to the closing of the transaction contemplated by the Definitive Asset Purchase Agreement dated as of the date hereof, by and among the Company (as “Buyer”) and the MEDAHUB (as “Seller”) (the “Purchase Agreement”).

WHEREAS, McLaughlin has acquired, through his ownership and management of the MEDAHUB COMPANIES and his relationship as a director, officer, Owner and/or employee thereof, intimate knowledge regarding the business, customers, suppliers, information and processes of or relating to the Seller.

WHEREAS, McLaughlin will benefit from the closing of the transactions contemplated in the Purchase Agreement, which benefits constitute adequate and sufficient consideration for the covenants and obligations made in this Agreement.

WHEREAS, McLaughlin and the Company desire to enter into this Agreement on the terms and conditions hereafter set forth.

NOW THEREFORE, in consideration of the covenants and promises contained herein, and given pursuant to the Purchase Agreement, the parties hereto agree as follows:

1.     ACKNOWLEDGEMENT; INCORPORATION OF RECITALS. McLaughlin hereby acknowledges receipt of adequate and sufficient consideration from the Company for the covenants and agreements made in this Agreement. The recitals set forth above are, by this reference, incorporated into and deemed a part of this Agreement.

2.     NON-COMPETE AND NON-SOLICITATION

(a)     Non-Competition. During the Restricted Term, McLaughlin agrees that neither he nor any of his Related Persons will, in any manner, anywhere in the Restricted Territory, directly or indirectly, on behalf of himself or any other Person other than the Company, invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the Business as hereafter defined (“Cannabis Business”).

(b)     Non-Solicitation. During the Restricted Term, McLaughlin agrees that neither he nor his Related Persons, in any manner, anywhere in the Restricted Territory, directly or indirectly, on behalf of himself or any other Person will (i) solicit the business of any Person who is a customer or demonstrably identified potential customer of the Seller or the Company (individually and collectively the “Joint Parties”) for the products or services then provided or sold by the Joint Parties in any manner that could be likely to result in such Person curtailing or canceling any business or contracts that such Person has or may come to have with the Joint Parties or in any way interfere with the relationship between the Joint Parties and such Person; (ii) cause, induce or attempt to cause or induce any actual or potential customer, supplier, employee, consultant or other business relation of the Joint Parties to cease doing business with the Company, to deal with any competitor of the Company, or in any way interfere with its relationship with the Company; or (iii) hire, employ, engage, retain or attempt to hire, employ, engage or retain any employee or independent contractor of the Company or in any way interfere with the relationship between the Company and any of its employees or independent contractors.

3.     CONFIDENTIAL INFORMATION.

(a)     Confidential Information; Restriction. McLaughlin recognizes and acknowledges that certain assets of the Joint Parties, including without limitation information regarding customers, pricing policies, methods of operation, proprietary computer programs, sales, products, profits, costs, markets, key personnel, formulae, product applications, technical processes, potential acquisition or joint venture candidates and trade secrets which may have been made available to McLaughlin, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally, and which gives the Company a competitive advantage over other individuals or companies which do not have access to this information (hereinafter called “Confidential Information”) are valuable, special, and unique assets of the Company. McLaughlin acknowledges that the Company is the owner of the Confidential Information and agrees not to dispute, contest or deny any such ownership rights of the Company. McLaughlin shall not use, divulge, reproduce, distribute, reverse engineer or disclose (in any way or in any manner) any Confidential Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required by law, unless and until such Confidential Information becomes publicly available other than as a consequence of the breach by McLaughlin of his confidentiality obligations hereunder. McLaughlin agrees to take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person; agrees not to transport or cause to be transported the Confidential Information outside the premises of the Company, except as necessary or desired to carry out McLaughlin’s duties as prescribed by the Company; agrees not, without the Company’s express authorization, to participate directly or indirectly in the development, marketing, sale, licensing or other exploitation of software or other products or services which embody or are derived from Confidential Information; and agrees that in the event McLaughlin becomes aware that any Person is taking or threatens to take any action which would compromise the Confidential Information or violate any of the foregoing provisions were that Person subject to the provisions of this Section 3, promptly advise the Company of all facts concerning such action or threatened action. McLaughlin expressly agrees that the disclosures prohibited hereby include disclosure of similarities or possible similarities between the Confidential Information and the work product of another person or company.

(b)     Protective Order. In the event that McLaughlin is required to disclose any Confidential Information pursuant to an order, regulation, ruling, governmental request, summons or subpoena, McLaughlin shall promptly notify the Company of such pending disclosure and reasonably cooperate in assisting the Company (at the Company’s expense) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information.

(c)     Cooperation. McLaughlin agrees to reasonably cooperate with the Company in the prosecution or defense of all threatened claims or actual litigation in which the Company is or may become a party, whether now pending or hereafter brought, in which McLaughlin has knowledge of relevant facts or issues. McLaughlin shall be promptly reimbursed reasonable out-of-pocket expenses incurred by him due to his cooperating with the prosecution or defense of any litigation for the Company as applicable, including but not limited to reasonable attorney’s fees incurred in the furtherance of those actions, provided that he provides the Company with reasonable documentation of such expenses.

4.     ASSIGNMENT. McLaughlin hereby assigns and transfers to the Company any right, title or interest in any inventions, designs, discoveries, works of authorship, creations, ideas, developments, improvements, trade secrets (including, without limitation, trade secrets relating to the POS cannabis technology and tracking systems) or software relating to the Business (collectively, “Inventions”), that McLaughlin may have as of the date hereof or may have acquired on or before the date hereof, in whole or in part. This obligation is limited to any Inventions that relate to the Company’s Business or demonstrably anticipated business, whether or not the Inventions were created, originated, developed or conceived of by McLaughlin solely or jointly with others and whether or not the Inventions are protected or protectable under applicable patent, trademark, service mark, copyright or trade secret laws. McLaughlin hereby transfers McLaughlin’s rights in such Inventions free of all encumbrances and restrictions, and will promptly take any action, including executing and delivering any documentation, deemed necessary by the Company to effectuate the transfer or prosecution of ownership rights in the United States and any other country as the Company may request. McLaughlin acknowledges and agrees that the Inventions will be considered part of the Confidential Information.

5.     INJUNCTIVE RELIEF; REMEDIES. McLaughlin acknowledges and agrees that any breach or threatened breach by McLaughlin of Section 2, Section 3 or Section 4 of this Agreement will cause irreparable harm and continuing damages to the Company and that the remedy at law for any such breach or threatened breach will be inadequate. Accordingly, in addition to any other remedies that may be available to the Company at law or in equity in such event, the Company shall be entitled to seek and obtain, from any court of competent jurisdiction, an injunction or injunctions, without bond or other security and without having to show that money damages will be inadequate or impossible to determine, enjoining and restricting the breach or threatened breach. McLaughlin acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by McLaughlin.

6.     SEVERABILITY AND JUDICIAL MODIFICATION. If any clause, term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement and the application of such clause, term or provision to persons or circumstances other than those to which it is invalid and unenforceable, shall not be affected thereby, and each clause, term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. If any court of competent jurisdiction refuses to enforce any clause, term, or provision of this Agreement as written, the other clauses, terms, and provisions shall stand, and the court shall modify the clause, term, or provision at issue to the minimum extent necessary to make it enforceable under applicable law, and shall enforce it as so modified.

7.     GENERAL.

(a)     Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing, executed by the party against whom enforcement of such waiver is sought, and any waiver so given shall be effective only in the specific instance and for the specific purpose for which given.

(b)     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties may deliver an executed copy of this Agreement or any other document contemplated by this Agreement by facsimile or other electronic transmission to the other parties, and such delivery will have the same force and effect as the delivery of an original signed copy of this Agreement or such other document.

(c)     Governing Law; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally waives any and all right to trial by jury of any claim or cause of action in any suit arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by the court without a jury. Each of the parties hereto further waives any right to seek to consolidate any such lawsuit in which a jury trial has been waived with any other lawsuit in which a jury trial cannot or has not been waived.

(d)     No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by McLaughlin and the Company to express their mutual intent, and no rule of strict construction will be applied against McLaughlin or the Company.

(e)     Headings. The section and subsection heading of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

8.     DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

“Business” means any business the same or similar to that of the Company, including but not limited to the business of growing, cultivating, managing, acquiring, processing, or selling industrial or medical grade hemp or cannabis or oils extracted therefrom; processing, combining packaging, transporting or selling the extracted oils or medications, dietary supplements, pharmaceuticals or nutraceuticals derived therefrom; transporting products, cash or persons for hire or for internal use; and all related processes, systems, POS and tracking and technology.

“Control” of an entity includes service as a director, officer, partner, manager, executor or trustee (or in a similar capacity) or beneficial ownership of 10% or more of the outstanding equity (or the right to vote or receive profits, dividends or distributions).

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization, association, joint venture or other entity or a governmental body.

“Related Person”

(a)     in the case of a natural person, each member of such Person’s immediate family, by blood or by marriage, including spouses, parents, step-parents, siblings, children, and step-children;

(b)     any Person that, directly or indirectly Controls, is Controlled by or is under common Control with, a Person.

“Restricted Term” means the period commencing on the date hereof and ending five (5) years thereafter.

“Restricted Territory” means anywhere within 300 miles of any location the Company or any of its subsidiaries does business.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Non-Compete and Restrictive Covenant Agreement to be duly executed as of the date and year first above written.

[Signature page follows]

ACACIA DIVERSIFIED HOLDINGS, INC.

By:   /s/ Richard K. Pertile                         Date: June 23, 2017
Name: Richard K. Pertile

Its: President and CEO

Michael McLaughlin

By:  /s/ Michael McLaughlin                      Date: June 23, 2017
Name: Michael McLaughlin

Address: 8370 Whispering Oaks

West Palm Beach, FL. 33411

EXHIBIT F

   FORM OF LICENSE AND PERMIT TRANSFER DOCUMENTS

Acacia Needs a copy of License and transfer papers

F-1

EXHIBIT M

DISCLOSURE SCHEDULE

SECTION 2(a)

Purchased Assets

MEDAHUB OPERATIONS GROUP, INC.

●	Center for Medicare and Medicaid Services (CMS) Clinical Laboratory Improvement Amendments (CLIA) CLIA Florida Certificate since November 2011
●
o

Clinical Laboratory Improvement Amendments (CLIA) of 1988 are United States federal regulatory standards that apply to all clinical laboratory testing performed on humans in the United States, except clinical trials and basic research.

o

The Clinical Laboratory Improvement Amendments (CLIA) regulate laboratory testing and require clinical laboratories to be certificated by their state as well as the Center for Medicare and Medicaid Services (CMS) before they can accept human samples for diagnostic testing.

o
●	HIPAA Compliancy
●	Founded in April of 2012, Debt Free and 100% owned by seller

M-1

SECTION 2(a)

Purchased Assets

MEDAHUB, INC.

MEDAHUB, INC (Asset Summary)

●	MEDAHUB Service Cloud Platform
o	Software Libraries
o	Databases
o	APP Front End
o	CORE Database
o	Database Core Engine
o	Universal APIs
o	UNI INDEX Engine
o	HL7 HIPAA Compliancy
o	Formulation Engine
o	GEOTRAC RFI
o	Virtual Surveillance
o	LAB OPEN API
o	MEDAHUB URLs
o	ASP Core UNI API Interface
●	5 Major Patent Applications to be Filed in 2017
●	Founded in October of 2011, Debt Free and 100% owned by seller

M-2

EXHIBIT N

DISCLOSURE SCHEDULE

SECTION 2(a)

Schedule of Contracts and Agreements

Seller represents this listing to be all contracts, services, equipment or vehicle leases, service providers and other general business obligations of the Seller Business that are to be assigned and/or transferred to Buyer.

Service providers and vendors:

Contract, Lease, or Agreement	Assignment Accepted by Buyer

The obligations created after the closing of the asset purchase transaction:

Michael McLaughlin will provide for one full year beginning the effective date, 15 hours per month (180 hours cumulative) at no additional charge and at the discretion of the Company, support, guidance and direction for implementing this technology, including sourcing. To have production platform set up and fully operational at no additional cost on production server.

Buyer will hold 50% - 300,000 of the restricted common shares of Acacia Diversified Holdings, Inc. until software is on production server and fully operation and a moinimum of six (6) months has past since the closing date and 90 hours of support has been exhausted.

Seller will present the software that will be on a final production sever to the state of Florida with the company as the companies internal fully owned software technology.

N-1

EXHIBIT O

DISCLOSURE SCHEDULE

Section 2(b)

EXCLUDED ASSETS

The following assets are specifically excluded from this sale transaction:

1.     Any and all assets not specifically described in Section 2(a) of the Agreement, and all assets not listed in Exhibit M as Section 2(a) of the Disclosure Schedules.

2.     Any assets, books, records or data not required to be used in the business.

3.     Any of Seller's leasehold improvements as would inure to the benefit of the landlord of the premises in the normal course.

O-1

EXHIBIT P

DISCLOSURE SCHEDULE

SECTION 2(d)

Listing of the Number of New Restricted

Shares of Acacia Diversified Holdings, Inc. to be Issued.

 600,000 restricted shares of Acacia Diversified Holdings, Inc. to:

 Michael McLaughlin

Address: 8370 Whispering Oaks Way

 West Palm Beach, FL. 33411

P-1

EXHIBIT Q

DISCLOSURE SCHEDULE

SECTION 2(f)

Buyer’s Purchase Price Allocation

All shares of MedaHub, Inc. and MedaHub Operations Group, Inc. shall be exchanged for six hundred thousand (600,000) new restricted common shares in Acacia Diversified Holdings, Inc.

Q-1

EXHIBIT R

DISCLOSURE SCHEDULE

SECTION 2(g)

Schedule of Liabilities to be Assumed by Buyer if any?

NONE

R-1

EXHIBIT S

DISCLOSURE SCHEDULE

SECTION 3(d)

Security Interests

At Closing and thereafter, Buyer shall be responsible for assuming the following security interests or obligations on certain leases, operating agreements, vendor agreements and contracts, and other trade obligations directly related to the operation of the Seller Businesses as assigned and/or transferred from Seller to Buyer in the Schedules in Exhibit N hereof and as set forth below:

NONE

S-1

EXHIBIT T

DISCLOSURE SCHEDULE

Section 5(c)

SCHEDULE OF ISSUES

None are known as of this date.

July 29, 2017

T-1

EXHIBIT “U”

SALE AND ASSIGNMENT OF INVENTION

Whereas, Michael McLaughlin, a United States citizen residing at [8370 Whispering Oaks, West Palm Beach, FL. 33411] (the “Inventor”) who is the sole inventor of an invention for a computer software platform and source code for pharmaceutical production, processing, and manufacture of pharmaceuticals, including product tracking, transportation, HIPPA compliance, cyber security, revenue generation and tracking [Service point Cloud based GEOTRAK seed to sale, with POS, HIPAA compliant, software technology including all codes] (the “Invention”), and desires to sell and assign the full right, title, and interest in the Invention to Assignee by this Sale and Assignment; and

Whereas Michael McLaughlin will provide for one full year beginning the effective date, 15 hours per month (non-cumulative) at no additional charge and at the discretion of the Company, support, guidance and direction for implementing this technology, including sourcing and have production platform set up and fully operational at no additional cost.

Whereas Assignee desires to acquire the full right, title, and interest in the Invention from Inventor.

Therefore, for good and valuable consideration:

The Inventor does sell, assign, and transfer unto the Assignee the full, complete, and exclusive right, title, and interest in the Invention. This Sale and Assignment includes the transfer of all rights relating to and concerning the Invention and conveys to Assignee ownership of the Invention worldwide. This Invention Sale and Assignment is inclusive of all intellectual property rights appurtenant thereto, including the exclusive right to use, license, assign, manufacture, import and export, and offer for sale the Invention, including all those rights secured by letters patent under the laws of the United States and that of foreign countries, including the right to seek redress in law and equity, including those of the Inventor prior to this Sale and Assignment. Inventor retains no interest in the Invention unto himself. Inventor expressly warrants that Inventor is the sole inventor of the Invention and has granted no other person or entity any right or interest whatsoever as security, license, assignment, or otherwise in or to the Invention, and that Inventor holds the full lawful title and the right to transfer the Invention to Assignee. Assignee is assigned the right to record this Sale and Assignment with the appropriate governmental recording authorities as notice of Assignee’s ownership by assignment. Inventor shall execute all papers necessary for Assignee to perfect the Invention as letters patent in the United States and worldwide.

U-1

In the event that Inventor is unwilling or unable to execute any papers necessary for Assignee to patent the Invention, Inventor grants power of attorney to Assignee through its designated authorized representatives to execute such papers in lawful pursuit and perfection of any patents worldwide.

Wherefore the parties do agree.

Effective Date: July 3, 2017

  /s/ Michael McLaughlin

Signature of Inventor

Michael McLaughlin

SWORN TO and SUBSCRIBED before me this     23rd     day of July 2017, by Michael McLaughlin who is personally known by me or who produced identification and who took an oath that all representations herein are accurate to the best of his knowledge and belief.

  /s/ Natalie Sheffield

NOTARY PUBLIC

Seal:

U-2